Exhibit 99.5

                            AMENDED AND RESTATED

                       REGISTRATION RIGHTS AGREEMENT

          This Amended and Restated Registration Rights Agreement, dated as of August 17, 2004 (this "AGREEMENT"), by and between INTERSTATE HOTELS & RESORTS, INC., a Delaware corporation (the "COMPANY"), on the one hand, and LB INTERSTATE GP LLC, a Delaware limited liability company, LB INTERSTATE LP LLC, a Delaware limited liability company ("LB LP"), and KFP/LB IHR II, LP, a Delaware limited partnership; KA/LB IHR II, LP, a Delaware limited partnership; CG Ventures/LB IHR II, LP, a Delaware limited partnership; SMW/LB IHR II, LP, a Delaware limited partnership; DEL/LB IHR II, LP, a Delaware limited partnership; and PS/LB IHR II, LP, a Delaware limited partnership, (each a "SHAREHOLDER" and collectively the "SHAREHOLDERS"), on the other hand.

                            W I T N E S S E T H:

          WHEREAS, pursuant to a Distribution and Contribution Agreement dated as of August 17, 2004 (the "DISTRIBUTION AGREEMENT") between LB LP, LB Interstate GP LLC, MK/CG-GP LLC and MK/CG-LP LLC and KFP/LB IHR II, LP, a Delaware limited partnership; KA/LB IHR II, LP, a Delaware limited partnership; CG Ventures/LB IHR II, LP, a Delaware limited partnership; SMW/LB IHR II, LP, a Delaware limited partnership; DEL/LB IHR II, LP, a Delaware limited partnership; and PS/LB IHR II, LP, a Delaware limited partnership, all of the shares of common stock of the Company held by CGLH Partners I LP and CGLH Partners II LP were distributed to the Shareholders (the "DISTRIBUTION");

          WHEREAS, in connection with the Distribution the parties have agreed to enter into this Agreement, which amends and restates the registration rights agreement subsisting between CGLH Partners I LP and CGLH Partners II LP and the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Distribution
Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective at the Effective Time:

                                 ARTICLE I

                                Definitions

          1.1. Certain Definitions. In this Agreement:

          "AGREEMENT" has the meaning given to it in the preamble.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or day on which banks located in New York City are authorized or required to be closed.

          "COMMON STOCK" means the shares of common stock of the Company issued and outstanding from time to time.

          "DEMAND SECURITIES" has the meaning given to it in Section 2.2(a) of this Agreement.

          "DESIGNATED JURISDICTIONS" has the meaning given to it in Section 2.2(a) of this Agreement.

          "DISTRIBUTION AGREEMENT" has the meaning given to it in the recitals of this Agreement.

          "ELECTED JURISDICTIONS" has the meaning given to it in Section 2.1(a) of this Agreement.

          "ELECTING SHAREHOLDER" has the meaning given to it in Section 2.1(a) of this Agreement

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

          "EXERCISING SHAREHOLDER" has the meaning given to it in Section 2.2(a) of this Agreement

          "INSPECTORS" has the meaning given to it in Section 2.4(h) of this Agreement.

          "OTHER SECURITIES" has the meaning given to it in Section 2.2(b) of this Agreement.

          "REGISTRABLE SECURITIES" means the shares of Common Stock held by the Shareholders immediately following the consummation of the transactions contemplated by the Distribution Agreement, and any additional shares of Common Stock thereafter acquired by a Shareholder whether in connection with any stock dividend on, or any stock split, reclassification or reorganization of any of such shares or such additional shares, or otherwise, in each case, until such Common Stock may be sold by such Shareholder without restriction under Rule 144(k) under the Securities Act.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.

          "SELLING SHAREHOLDER" has the meaning given to it in Section 2.4 of this Agreement

          "SHAREHOLDER" has the meaning given to it in the preamble of this Agreement.

          "SPECIFIED SECURITIES" has the meaning given to it in Section 2.1(a) of this Agreement.

          "SUBJECT SECURITIES" means shares of Common Stock or other debt or equity securities of the Company convertible into or exchangeable for shares of Common Stock.

                                 ARTICLE II

                            REGISTRATION RIGHTS

          2.1. Incidental Rights.
               -----------------

               (a) If at any time or from time to time the Company proposes to file with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any Subject Securities for sale, for cash consideration, to the public by the Company or on behalf of one or more securityholders of the Company (including in connection with a demand registration exercised pursuant to Section 2.2 but excluding any sale of securities upon conversion into or exchange or exercise for shares of Common Stock, and any shares of Common Stock issuable by the Company upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by the Company, any securities exchange offer, any registration of securities originally placed pursuant to Rule 144A under the Securities Act, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with one or more other corporations if the Company is the surviving corporation), the Company shall give each Shareholder (other than an Exercising Shareholder in the event of a registration pursuant to Section 2.2) at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period to be not less than 7 days), which notice shall outline the nature of the proposed distribution and the jurisdictions in the United States in which the Company proposes to qualify and offer such securities (the "ELECTED JURISDICTIONS"). On the written request of a Shareholder (an "ELECTING SHAREHOLDER") received by the Company within 15 days after the date of the Company's delivery to such Shareholder of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed by such Electing Shareholder and the intended method or methods by which dispositions are intended to be made), the Company shall, under the terms and subject to the conditions of this Article II, at its own expense as provided in Section 4.2, include in the coverage of such registration statement (or in a separate registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states in the Elected Jurisdictions the number of Registrable Securities of the kind being registered (the "SPECIFIED SECURITIES") held by each such Electing Shareholder or into which such Registrable Securities are convertible, as the case may be, and which each such Electing Shareholder has so requested to be registered or qualified for distribution, to the extent required to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by each such Electing Shareholder of such Registrable Securities.

               (b) If the distribution proposed to be effected by the Company involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its opinion that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which opinion of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Electing Shareholders under this Section 2.1 without materially adversely affecting the sale of the securities proposed to be sold), then the number of Specified Securities which the Electing Shareholders shall have the right to include in such registration statement shall be reduced on a pro rata basis among the Electing Shareholders (based on the aggregate number of Registrable Securities then held by them or on such other basis as they shall agree) to the maximum number of shares or principal amount, in the case of debt, specified by the managing underwriter. First priority, after the absolute priority afforded to the Company, shall be afforded to the Specified Securities held by the Electing Shareholders and no securities proposed to be sold by the Electing Shareholders shall be so reduced until all securities proposed to be sold by all other parties (other than the Company) have been entirely eliminated.

               (c) The Company shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of securities made other than as a result of the rights granted in Section
2.2. Nothing in this Section 2.1 shall create any liability on the part of the Company to any Shareholder if the Company for any reason decides not to file or to delay or withdraw a registration statement (which the Company may do in its sole discretion).

               (d) Each Electing Shareholder shall have the right to withdraw its request for inclusion of its Specified Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw; provided, however, that
(i) such request must be made in writing prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Electing Shareholder shall no longer have any right to include any of its Registrable Securities in the registration as to which such withdrawal was made.

               (e) Each  Shareholder may request to have all or any portion
of  its  Registrable   Securities   included  in  an  unlimited  number  of
registrations under this Section 2.1.

          2.2. Demand Rights.
               -------------

               (a) Upon written request of a Shareholder (an "EXERCISING SHAREHOLDER") made at any time, the Company shall, under the terms and subject to the conditions set forth in this Section 2.2, and Sections 2.3 and 2.4, file (and use its reasonable efforts to cause to become effective) a registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various states of the United States as may be requested by such Exercising Shareholder (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering or in which the Company would be required to submit to general jurisdiction to effect such registration), in accordance with the intended method or methods of disposition set forth in that notice, such number of Registrable Securities as may be designated by such Exercising Shareholder in its request (the "DEMAND SECURITIES"), or that portion thereof designated in said request for registration in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of Demand Securities to be registered, the jurisdictions in the United States in which such registration is to be effected (the "DESIGNATED JURISDICTIONS") and the proposed manner of sale, including the name and address of any proposed underwriter. The principal underwriter or underwriters for any such offering shall be selected by the Exercising Shareholder, subject to the Company's approval, which may not be unreasonably withheld or delayed. Notwithstanding any other provision in this Section, an Exercising Shareholder shall not be permitted to make a demand for registration pursuant to this Section unless the number of Demand Securities covered by such demand (together with the aggregate number of Specified Securities to be included in such registration pursuant to Section 2.1 hereof) is at least 12,500,000 shares of Common Stock (or securities convertible into such number of shares of Common Stock) (as such number may be appropriately adjusted to reflect stock splits, reverse stock splits, dividends and any other recapitalization or reorganization of the Company) or such lesser number of shares as would yield gross proceeds of not less than $2 million based on the average closing price of the Common Stock over the ten trading day period immediately preceding the date of the written request hereunder.

               (b) If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering that includes securities of the Company in addition to the Demand Securities ("OTHER SECURITIES"), and if the managing underwriter of such underwritten offering indicates in writing its opinion that including all or part of such securities in the coverage of such registration statement will materially and adversely affect the sale of the Demand Securities proposed to be sold, then the number of Other Securities proposed to be sold shall be reduced to the maximum number of securities (or principal amount) specified by the managing underwriter.

               (c) The Company may delay the filing of any registration statement requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of the Company's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations or other major events involving the Company, or (ii) filing at the time requested would materially and adversely affect the business or prospects of the Company in view of disclosures that may be thereby required. Once the cause of the delay is eliminated, the Company shall promptly notify the Exercising Shareholder and, promptly after the Exercising Shareholder notifies the Company to proceed, the Company shall file a registration statement and begin performance of its remaining obligations under this Section 2.2.

               (d) Provided that in each case the filing of a registration statement in more than one Designated Jurisdiction in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes of this Agreement to be a single registration:

                    (i) LB LP shall be entitled to request not more than three registrations under this Section 2.2;

                    (ii) KFP/LB IHR II, LP shall be entitled to request not more than one registration under this Section 2.2;

                    (iii) KA/LB IHR II, LP and CG Ventures/LB IHR II, LP shall collectively be entitled to request not more than one registration under this Section 2.2, but such request may only be made upon their mutual agreement;

                    (iv) SMW/LB IHR II, LP and DEL/LB IHR II, LP shall collectively be entitled to request not more than one registration under this Section 2.2, but such request may only be made upon their mutual agreement; and

                    (v) KFP/LB IHR II, LP, KA/LB IHR II, LP, CG Ventures/LB IHR II, LP, SMW/LB IHR II, LP, DEL/LB IHR II, LP and PS/LB IHR II, LP shall collectively be entitled to request not more than one additional registration under this Section 2.2, which registration may be requested by any one of them, but only upon the mutual agreement of Sherwood M. Weiser, Donald E. Lefton, Karim Alibhai and Mahmood Khimji;

provided,  that if a Shareholder requests a registration under this Section
2.2 but no registration statement becomes effective with respect to such Shareholder's Registrable Securities covered by such request, or any registration statement is withdrawn or prematurely terminated (whether pursuant to this Section 2.2 or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), then such request shall not count as a request for purposes of determining the number of requests for registration such Shareholder may make under this Section 2.2.

               (e) If there is an effective registration statement requested by a Shareholder pursuant to this Section 2.2, such Shareholder may require the Company to delay the filing of any registration statement relating to convertible securities or shares of Common Stock or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of such Shareholder, a delay is necessary in order to avoid materially and adversely affecting the disposition of the Demand Securities pursuant to the offering by such Shareholder; provided that the foregoing shall not limit the Company's right to file and have declared effective registration statements for any other offering.

          2.3. Registration Conditions. Notwithstanding any other provision of this Agreement, the Company shall not be required to effect a registration of any Registrable Securities held by a Shareholder under this
Article II, or file any post-effective amendment to such a registration statement relating to such a qualification:

               (a) unless, in the case of a request to participate in a registration under Section 2.1, such Shareholder agrees to sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for the Company or any such other sellers of Common Stock;

               (b) unless such Shareholder agrees to bear a pro rata share of underwriter's discounts and commissions;

               (c) if,  in the case of a  request  for  registration  under
     Section 2.2, the Company has given prior notice under Section 2.1 of its intention to file a registration statement under the Securities Act and has not completed or abandoned the proposed offering (for so long as the Company continues in good faith to pursue the proposed offering); and

               (d) unless the Company has received from such Shareholder all information the Company has reasonably requested concerning such Shareholder and its method of distribution of its respective Registrable Securities, so as to enable the Company to include in the registration statement all facts required to be disclosed in it.

          2.4. Covenants and Procedures. If the Company becomes obligated under this Article II to effect a registration of Registrable Securities on behalf of one or more Shareholders (each a "SELLING SHAREHOLDER"), then (as applicable to the jurisdictions for which such registration is to be made):

               (a) The Company, at its expense as provided in Section 4.2, shall prepare and file with the SEC a registration statement covering such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective. The Company will also, with respect to any registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 180 days after the effective date of the registration statement or for such longer period, not to exceed 360 days, as may be required under the plan or plans of distribution set forth in the registration statement. Each Selling Shareholder shall promptly provide the Company with such information with respect to such Selling Shareholder's Registrable Securities to be so registered and, if applicable, the proposed terms of their offering, as is required for the registration. If the Registrable Securities to be covered by the registration statement are not to be sold to or through underwriters acting for the Company, the Company shall:

                    (i) deliver to each Selling Shareholder, as promptly as
          practicable, as many copies of preliminary prospectuses as such Selling Shareholder may reasonably request (in which case such Selling Shareholder shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States);

                    (ii) deliver to each Selling Shareholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during the applicable period described in Section 2.4, as many copies of the relevant prospectus as each such Selling Shareholder may reasonably request; and

                    (iii) in case of the happening, after the effective date of the registration statement and during the applicable 180 or 360-day period described in the second sentence of Section 2.4(a), of any event or occurrence as a result of which the prospectus, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Shareholder written notice of the event or occurrence and prepare and furnish to each Selling Shareholder, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to purchasers of the Registrable Securities covered by such prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

               (b) The Company will notify each Selling  Shareholder of any action by the SEC or any Commission to suspend the effectiveness of any registration statement filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by the Company of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction. Immediately upon receipt of any such notice, each Selling Shareholder shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. The Company will also notify each Selling Shareholder promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, each Selling Shareholder shall cease to offer or sell any
Registrable   Securities   pursuant  to  such  registration   statement  or
prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by the Company, return to the Company at the Company's expense all copies of such registration statement or prospectus. The Company will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to each Selling Shareholder.

               (c) On or before the date on which the registration statement is declared effective, the Company shall use its reasonable efforts to:

                    (i) register or qualify (and cooperate with each Selling Shareholder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction as any Selling Shareholder or any underwriter reasonably requests;

                    (ii) keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

                    (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

               (d) The Company shall use its reasonable efforts to cause all Registrable Securities of each Selling Shareholder included in the registration statement to be listed, by the date of the first sale of such shares pursuant to such registration statement, on the New York Stock Exchange or such other securities exchange or exchanges on which the Common Stock is then listed or proposed to be listed, if any, as directed by any Selling Shareholder (subject to the Company's consent, which consent shall not be unreasonably withheld or delayed).

               (e) The Company shall make available to each Selling Shareholder and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying
Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

               (f) The Company shall cooperate with each Selling Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or any Selling Shareholder, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

               (g) The Company shall use its reasonable efforts to cause Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable each Selling Shareholder or the underwriter or underwriters, if any, to consummate the disposition of such securities.

               (h) The Company shall, during normal business hours and upon reasonable notice, make available for inspection by any Selling Shareholder, any underwriter participating in any offering pursuant to the registration statement, and any attorney, accountant or other agent retained by any Selling Shareholder or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents, and properties of the Company (including non-public information), as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities; provided that any Inspector receiving non-public information shall have previously entered into an appropriate confidentiality agreement in mutually satisfactory form and substance. The Company shall also cause its officers, directors, and employees to supply all information reasonably requested by any Inspector in connection with the registration statement.

               (i) The Company shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from the Company's independent public accountants, and an opinion of counsel for the Company, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as any Selling Shareholder reasonably request.

               (j) The Company shall enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, as are customarily contained in underwriting agreements for comparable offerings and are reasonably satisfactory to the Company) and take all such other actions as any Selling Shareholder or underwriter participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale (other than such actions which are disruptive to the Company or require significant management availability), including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary "road show" presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show.

                                ARTICLE III

                              INDEMNIFICATION

          3.1. Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by any Shareholder, the Company will hold harmless each such Shareholder and each underwriter of such securities and each other person, if any, who controls any such Shareholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which any such Shareholder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) if used within the period which the Company is required to keep the registration to which such registration statement or prospectus relates current under Section 2.4, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse each such Shareholder and underwriter and each such controlling person, if any, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Shareholder or underwriter specifically for use in the preparation thereof; provided further that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case with respect to losses, claims, damages or liabilities (including legal fees and costs of court) that arise out of or are based on an untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus used in connection with any request for registration under Section 2.2, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to such prospectus if both (y) the person asserting such loss, claim, damage or liability purchased securities in reliance on such prospectus but was not given such amendment or supplement thereto on or prior to the confirmation of the sale of such securities and such amendment or supplement was required by law to be delivered on or prior to the confirmation of such sale and (z) the Company had delivered to such Shareholder or its underwriters such amendment or supplement thereto pursuant to Section 2.4(a)(iii) in the requisite quantity and on a timely basis to permit proper delivery to such person on or prior to the date of confirmation of the sale of such securities.

          3.2. Indemnification by Selling Shareholders. It shall be a condition precedent to the obligation of the Company to include in any registration statement any Registrable Securities of any Selling
Shareholder that the Company shall have received from such Selling Shareholder an undertaking, reasonably satisfactory to the Company and its counsel, to indemnify and hold harmless, on a several but not joint basis, (in the same manner and to the same extent as set forth in Section 3.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, any person who controls the Company within the meaning of the Securities Act, and each other Selling
Shareholder (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Selling Shareholder specifically for use in the preparation of such registration statement or amendment or supplement, and
(ii) with respect to compliance by such Selling Shareholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

          3.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

          3.4.  Contribution.  If  the  indemnification  required  by  this
Article III from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

          Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

                                 ARTICLE IV

                              OTHER AGREEMENTS

          4.1. Other Registration Rights. The Company agrees that it will not grant to any party registration rights which would allow such party to limit a Shareholder's priority for the sale or distribution of Registrable Securities upon the exercise of a demand registration right pursuant to
Section 2.2 or incidental registration rights pursuant to Section 2.1.

          4.2. Expenses. All expenses incurred by the Company in connection with any registration statement covering Registrable Securities offered by a Selling Shareholder, including, without limitation, all registration and filing fees (including all expenses incident to filing with the New York Stock Exchange), printing expenses, reasonable fees and disbursements of counsel (except for the fees and disbursements of counsel for the Selling Shareholders) and of the independent certified public accountants, underwriter's reasonable legal, accounting and out-of-pocket expenses, and the expense of qualifying such securities under state blue sky laws, shall be borne by the Company, including such expenses of any registration delayed by the Company under the fourth paragraph of Section 2.2; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Exercising Shareholder (in which case the Exercising Shareholder shall bear its pro rata share of the expenses based on the number of Registrable Securities such Shareholder intended to include in such registration compared to the total number of Subject Securities intended to include in such registration), unless such Exercising Shareholder agrees to forfeit its right to one demand registration under Section 2.2; provided further, however, that if at the time of such withdrawal such Exercising Shareholder has learned of a material adverse change in the condition, business, or prospects of the Company that was not known to it at the time of its request, then such Exercising Shareholder shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2. The Company's obligations under this Section 4.2 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to Section 2.2. The foregoing notwithstanding, all underwriter's discounts and commissions covering Registrable Securities offered by a Shareholder shall be borne by such Shareholder.

          4.3. Dispositions During Registration. Each Shareholder agrees that, without the consent of the managing underwriter(s) in an underwritten offering in respect of Common Stock or other Subject Securities, it will not effect any sale or distribution of Common Stock or other Subject Securities (other than Registrable Securities included in such offering), during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering, or any shorter period as may apply to the Company and its affiliates.

          4.4. Transfer of Rights. All rights of each Shareholder under this Agreement shall be transferable by such Shareholder to any party who acquires Registrable Securities from such Shareholder and who executes an instrument in form and substance satisfactory to the Company in which it agrees to be bound by the terms of this Agreement as if an original signatory hereto, in which case such transferee shall thereafter be a "Shareholder" for all purposes of this Agreement. In the case of any assignment, the party or parties who have the rights and benefits of the assigning Shareholder under this Agreement shall become parties to and be subject to this Agreement, and shall not, as a group, have the right to request any greater number of registrations than such Shareholder would have had if no assignment had occurred. Upon any transfer of the registration rights or benefits of this Agreement, such assigning Shareholder shall give the Company written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. Unless otherwise agreed by the assigning Shareholder and the parties to whom registration rights have been transferred, in the event any registration rights are transferred in accordance with the terms of this Agreement, any actions required to be taken by such assigning Shareholder will be taken with the approval of the holders of such registration rights who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration rights.

          4.5. Best Registration Rights. If the Company grants to any Person with respect to any security issued by the Company or any of its Affiliates registration rights (other than as to the number of demand registrations) that provide for terms that are in any manner more favorable to the holder of such registration rights than the terms granted to any Shareholder (or if the Company amends or waives any provision of any agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other holders than the terms provided to any Shareholder other than the number of demand registrations or the minimum amount of shares required to exercise demand registration rights), then this Agreement shall immediately be deemed amended to provide each Shareholder with any (or all) of such more favorable terms as any Shareholder shall elect to include herein. The Company shall promptly give notice to each Shareholder of the granting of any such registration rights to another Person.

                                 ARTICLE V

                               MISCELLANEOUS

          5.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing delivery:

          (a)    If to the Company, to:

                 Interstate Hotels & Resorts, Inc.
                 1010 Wisconsin Avenue

                 Suite 500
                 Washington, D.C.  20007

                 Attention:  Christopher L. Bennett, Esq.
                 Telecopy:  (207) 295-1026

                 with a copy to:

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York 10019-6064
                 Attention:  Richard S. Borisoff, Esq.
                 Facsimile:  (212) 757-3990

or to such other person or address as the Company shall furnish to each Shareholder in writing;

          (b)    If to LB LP, to:

                 LB Interstate LP LLC
                 c/o Lehman Brothers Holdings Inc.
                 1284 Avenue of the Americas,
                 13th Floor
                 New York, New York  10019
                 Attention:  Joseph Flannery
                 Fax:  (646) 758-1938

                 with a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 1 New York Plaza
                 New York, New York  10004
                 Attn:  Jonathan Mechanic, Esq.
                 Fax:   (212) 859-8582

          (c)    If to KFB/LB IHR II, LP, to:

                 545 E. John Carpenter Freeway
                 Suite 1400
                 Irving, TX  75062

          (d)    If to KA/LB IHR II, LP, to:

                 1221 Brickell Avenue
                 Suite 900
                 Miami, FL  33131

          (e)    If to CG Ventures/LB IHR II, to:

                 1221 Brickell Avenue
                 Suite 900
                 Miami, FL  33131

          (f)    If to SMW/LB IHR II, LP, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

          (g)    If to DEL/LB IHR II, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

          (h)    If to PS/LB IHR II, LP, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

or to such other person or address as a Shareholder shall furnish to the Company and each other Shareholder in writing.

          All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

          5.2. Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement unless otherwise specifically indicated.

          5.3. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of New York, without regard to its conflict of laws principles that would indicate the applicability of the laws of any other jurisdiction.

          5.4. Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of New York, and, by execution and delivery of this Agreement, the Company and each of the Shareholders each hereby irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service to such party at its respective address referred to in this Agreement. The Company and each of the Shareholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and each hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

          5.5. Amendments. This Agreement may be amended only by an instrument in writing executed by all of its parties.

          5.6. Entire Agreement. This Agreement and the Distribution Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the Company shall be made only with the prior approval of a majority of the entire Board of Directors of the Company.

          5.7. Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

          5.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          THE SHAREHOLDERS:

                                          LB INTERSTATE GP LLC

                                          By:    PAMI LLC,
                                                 its Sole Member

                                                 By: /s/ Joseph J. Flannery
                                                    ---------------------------
                                                 Name:   Joseph J. Flannery
                                                      -------------------------
                                                 Title:  Authorized Signatory
                                                       ------------------------

                                          LB INTERSTATE LP LLC

                                          By:    PAMI LLC,
                                                 its Sole Member

                                                 By: /s/ Joseph J. Flannery
                                                    ---------------------------
                                                 Name:   Joseph J. Flannery
                                                      -------------------------
                                                 Title:  Authorized Signatory
                                                       ------------------------

                                          KFP/LB IHR II, LP

                                          By:    KFP/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Mahmood Khimji
                                                    ---------------------------
                                                 Name:  Mahmood Khimji
                                                 Title: President

                                          KA/LB IHR II, LP

                                          By:    KA/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Karim Alibhai
                                                    ---------------------------
                                                 Name:  Karim Alibhai
                                                 Title: Managing Member

                                          CG VENTURES/LB IHR II, LP

                                          By:    CG Ventures/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Haider Alibhai Ukani
                                                    ---------------------------
                                                 Name:  Haider Alibhai Ukani
                                                 Title: Vice President

                                          SMW/LB IHR II, LP

                                          By:    SMW/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Sherwood M. Weiser
                                                    ---------------------------
                                                 Name:  Sherwood M. Weiser
                                                 Title: Managing Member

                                          DEL/LB IHR II, LP

                                          By:    DEL/LB IHR GP, Inc.,
                                                 its General Partner

                                                 By:/s/ Donald E. Lefton
                                                    ---------------------------
                                                 Name:  Donald E. Lefton
                                                 Title: President

                                          PS/LB IHR II, LP

                                          By:    PS/LB IHR GP, Inc.,
                                                 its General Partner

                                                 By:/s/ Peter Sibley
                                                    ---------------------------
                                                 Name:  Peter Sibley
                                                 Title: President

                                          THE COMPANY:

                                          INTERSTATE HOTELS & RESORTS, INC.

                                                 By: /s/ J. William Richardson
                                                    ---------------------------
                                                 Name:  J. William Richardson
                                                      -------------------------
                                                 Title: Chief Financial Officer
                                                       ------------------------